                                                                      Exhibit 12


                               Ratio Earnings to Fixed Charges

Premier Parks Inc.
Computation of Ratio of Earnings to Fixed Charges
For Each of the Years in the 5 Year Period Ended December 31, 1994 and Six
Months Ended June 30, 1995 and 1994

Computation of Pro Forma Earnings to Combined Fixed Charges and Preferred
Stock Dividends Year ended December 31, 1994 and Six Months Ended June 30, 1995
                                                                                         PRO FORMA
                                                                                     -----------------
                                                                                              SIX          SIX               SIX
                                                                                             MONTHS       MONTHS            MONTHS
                                            ----------------------------------------------   ENDED        ENDED             ENDED
                                            1990    1991    1992     1993   1994     1994  June 30, 1995 June 30, 1995 June 30, 1994
Earnings:

Earnings (loss) from continuing operations  (937)    (118)  (1,735)  1,354    102    (787)  (6,487)      (1,871)          (2,315)
Income tax expense (benefit)                 --       --       426      91     68     387   (4,092)      (1,244)          (1,544)
Interest expense, net                        (59)     858    1,413   1,438  2,299   9,862    4,958        1,383            1,081
Equity in loss of affiliated partnerships    326      176      122     142     83      83       39           39               37
Minority interest in earnings                --       223      270                                          --               --
1/3 of rental expense                        --         5       23      23    107     279      126           54               32
                                            ----------------------------------------------------------------------------------------
Adjusted earnings (loss)                    (670)   1,144      519   3,048  2,659   9,826   (5,456)      (1,639)          (2,709)
                                            ========================================================================================

Fixed Charges:


Interest expense                              --      858    1,413   1,438  2,299   9,862    4,958        1,383            1,081
1/3 of rental expense                         --        5       23      23    107     279      126           54               32
                                            ----------------------------------------------------------------------------------------
Total fixed charges                           --      863    1,436   1,461  2,406  10,141    5,084        1,437            1,113
                                            ========================================================================================

Ratio of earnings to fixed charges            N/A     1.3      0.4     2.1    1.1     1.0      N/A          N/A             N/A
                                             ---------------------------------------------------------------------------------------
                                             670               917                    315   10,540        3,076            3,822
Deficiency

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
                                                                                                                    Exhibit 12

                                                     Ratio Earnings to Fixed Charges

Funtime Parks, Inc.
Computation of Ratio of Earnings to Fixed Charges
For Each of the Years in the 5 Year Period Ended December 31, 1994 and Six Months Ended
June 30, 1995 and 1994

                                                                    Year Ended December 31,              Six             Six
                                            --------------------------------------------------------- Months Ended    Months Ended
                                            1990      1991      1992       1993     1994             June 30, 1995    June 30, 1994
                                            ----      ----      ----       ----     ----
Earnings:

Net earnings                                  720    1,003       384      3,540      263                (4,257)          (3,889)
Income tax expense (benefit)                1,106    1,540     1,612      2,045      851                (2,222)          (2,486)
Interest expense, net                       5,155    4,150     3,001      2,783    4,792                 2,741            2,397
1/3 of rental expense                         146      128       154        155      173                    72               74
                                            ----------------------------------------------------------------------------------------
Adjusted earnings (loss)                    7,127    6,821     5,151      8,523    6,079                (4,166)          (3,904)
                                            ========================================================================================

Fixed Charges:

Interest expense                            5,155    4,150     3,001      2,783    4,792                 2,741            2,397
1/3 of rental expense                         146      128       154        155      173                    72               74
                                            ----------------------------------------------------------------------------------------
Total fixed charges                         5,301    4,278     3,155      2,938    4,965                 2,813            2,471
                                            ========================================================================================

Ratio of earnings to fixed charge             1.3      1.6       1.6        2.9      1.2                  N/A              N/A
                                            ----------------------------------------------------------------------------------------

Deficiency                                                                                               6,979            6,375



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